UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2022

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

delaware	001-39812	20-0362426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.001 par value	MDWT	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On September 16, 2022, Midwest Holding Inc., a Delaware corporation (the “Company”) and Crestline Assurance Holdings LLC, a Delaware limited liability company (“Crestline”) executed a Letter of Understanding (the “Understanding”) relating to that certain Stockholders Agreement (the “Agreement”) entered into as of April 24, 2020, by and among the Company; Crestline; Xenith Holdings LLC, a Delaware limited liability company; Vespoint LLC, a Delaware limited liability company; Michael Minnich, an individual; and A. Michael Salem, an individual.

The following description of the Understanding is qualified in its entirety by the Understanding, a copy of which is filed with this Form 8-K as Exhibit 10.1.

Under the Agreement, Crestline is entitled to name an individual (the “Crestline Designated Director”) to be elected to the Company’s board of directors as well as the board of directors of the Company’s primary insurance subsidiary, American Life & Security Corp. (“ALSC”). Douglas Bratton has served as the Crestline Designated Director. In addition, under the Agreement, for so long as Crestline has the right to name the Crestline Designated Director, Crestline is also permitted to designate an observer (the “Observer”) to attend all meetings of the Company’s board of directors and ALSC’s board of directors as well as their respective committees.

Pursuant to the Understanding, the Company and Crestline agreed that Mr. Bratton would resign from the boards of directors of the Company and ALSC and that Crestline will cease designating a person to the Observer position. Notwithstanding the foregoing, the parties agreed that Mr. Bratton’s resignation and Crestline’s decision to no longer appoint an Observer does not constitute a permanent waiver of Crestline’s rights under the Agreement to appoint a Crestline Designated Director and an Observer.

Also pursuant to the Understanding, the Company and Crestline agreed that the foregoing described agreement will remain in place until the earlier to occur of the date (i) the parties reach written agreement otherwise, (ii) that Crestline is no longer an affiliate of a life insurance entity it recently acquired and (iii) on which Crestline no longer has the right to elect or appoint a member and Observer to the board of directors of the Company.

Finally, pursuant to the Understanding, without further written agreement between the Company and Crestline, the Company will not fill the vacancies on the Company’s and ALSC’s respective board of directors.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           The disclosure set forth in Item 1.01 above is hereby incorporated into this Item 5.02. Effective September 16, 2022, Douglas Bratton resigned from the Company’s Board of Directors. Mr. Bratton’s decision to resign was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Letter of Understanding between Midwest Holding Inc. and Crestline Assurance Holdings LLC executed and effective September 16, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 22, 2022.

MIDWEST HOLDING INC.

By:	/s/ Georgette C. Nicholas
Name:	Georgette C. Nicholas
Title:	Chief Executive Officer

3